Metris Receivables, Inc.                            Metris Master Trust                                             Monthly Report
Securityholders' Statement                             Series 1999-1                                                      Mar-2004
Section 5.2                                                                   Class A              Class B                   Total
(i)  Security Amount ..................................................   500,000,000.00               0.00         500,000,000.00
(ii)  Security Principal Distributed ..................................             0.00                 --                   0.00
(iii)  Security Interest Distributed ..................................       580,000.00                 --             580,000.00
(iv)  Principal Collections ...........................................     2,109,439.46         208,625.88           2,318,065.35
(v)  Finance Charge Collections .......................................       727,432.92          71,943.91             799,376.83
       Recoveries .....................................................             0.00               0.00                   0.00
       Principal Funding Account Investment Earnings ..................             0.00               0.00                   0.00
       Accumulation Period Reserve Account Investment Earnings ........             0.00               0.00                   0.00
         Total Finance Charge Collections .............................       727,432.92          71,943.91             799,376.83
                                      Total Collections ...............     2,836,872.38         280,569.79           3,117,442.18
(vi)  Aggregate Amount of Principal Receivables .......................               --                 --       6,995,477,941.50
       Invested Amount (End of Month) .................................             0.00               0.00                   0.00
       Floating Allocation Percentage .................................        0.0000000%         0.0000000%             0.0000000%
       Fixed/Floating Allocation Percentage ...........................        0.0000000%         0.0000000%             0.0000000%
       Invested Amount (Beginning of Month) ...........................   500,000,000.00      49,450,550.00         549,450,550.00
       Average Daily Invested Amount ..................................               --                 --          35,448,422.58
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........               --                 --                     --
       Current ........................................................               --              85.16%      6,298,914,351.01
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....               --               4.38%        323,725,252.92
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....               --               2.62%        194,082,018.59
       90 Days and Over (60+ Days Contractually Delinquent) ...........               --               7.84%        579,507,259.34
                                      Total Receivables ...............               --             100.00%      7,396,228,881.86
(viii)  Aggregate Investor Default Amount .............................               --                 --             427,244.02
         As a % of Average Daily Invested Amount ......................               --                 --                     --
        (Annualized based on 366 days/year) ...........................               --                 --                  14.23%
(ix)  Charge-Offs .....................................................             0.00               0.00                   0.00
(x)  Servicing Fee ....................................................               --                 --              60,049.24
(xi)  Unreimbursed Redirected Principal Collections ...................               --                 --                   0.00
(xii)  Excess Funding Account Balance .................................               --                 --                   0.00
(xiii)  New Accounts Added ............................................               --                 --                 42,748
(xiv)  Average Gross Portfolio Yield ..................................               --                 --                  26.62%
         Average Net Portfolio Yield ..................................               --                 --                  12.39%
(xv)  Minimum Base Rate ...............................................               --                 --                   3.44%
        Excess Spread .................................................               --                 --                   8.95%
(xvi)  Principal Funding Account Balance ..............................               --                 --         500,000,000.00
(xvii)  Accumulation Shortfall ........................................               --                 --                   0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period               --                 --                    N/A
        Accumulation Period Length ....................................               --                 --                    N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........               --                 --                   0.00
        Required Reserve Account Amount ...............................               --                 --           2,500,000.00
        Available Reserve Account Amount ..............................               --                 --           4,401,822.67
        Covered Amount ................................................               --                 --             580,000.00
(xx)  Aggregate Interest Rate Caps Notional Amount ....................               --                 --         500,000,000.00
        Deposit to the Caps Proceeds Account ..........................               --                 --                   0.00
(xxi)  Policy Claim Amount ............................................               --                 --                   0.00
(xxii)  Net Excess Spread Trigger Event Occurrence ....................               --                 --                    Yes
          Invested Amount .............................................               --                 --                   0.00
          Current One Month Excess Spread (%) .........................               --                 --                    N/A
          Current Three Month Average Excess Spread (%) ...............               --                 --                    N/A
          Required Spread Account Deposit (%) .........................               --                 --                    N/A
         Spread Account Maximum as of 4/16/04 ($) .....................               --                 --                      0
              Excess Spread, Beginning Balance, 3/1/04 ................               --                 --             13,736,264
              Current Month Deposits ..................................               --                 --                      0
              Current Month Releases ..................................               --                 --            -13,736,264
          Excess Spread, Ending Balance, 3/31/04 ......................               --                 --                      0